Exhibit 99.1

CARBONITE ANNOUNCES CEO SUCCESSION PLAN

Board of Directors Forms Search Committee to Identify Successor

BOSTON – February 10, 2014 – Carbonite, Inc. (NASDAQ: CARB) (the “Company”) announced today that founder David Friend will transition out of his role as President and Chief Executive Officer when his successor is named. Friend, 66, will remain directly involved with the Company after a successor is appointed to ensure a successful leadership transition. Upon the appointment of a successor President and Chief Executive Officer, Friend will take on the role of Executive Chairman of the Board of Directors (the “Board”) and serve as an advisor on key strategic initiatives for the Company in that capacity.

“Since Carbonite’s inception in 2005, my past nine years as CEO have been nothing short of an incredible journey and I am looking forward to my new role as Executive Chairman of the Board,” said Friend. “Now is the right time for the Board to select the Company’s next leader to drive Carbonite’s continued growth for many years to come. I remain fully committed and will be working side by side with my successor to ensure a smooth transition occurs.”

“As a result of David’s insightful leadership and guidance, Carbonite has transformed from a successful start-up into one of the most admired publicly traded Boston-based tech companies,” said Todd Krasnow, Carbonite’s Lead Independent Director. He added, “The Board is committed to conducting a thorough search to identify the right successor. On behalf of the Board, the management team, and all Carbonite employees, we thank David for his leadership, and his remarkable dedication as Carbonite’s CEO for nearly a decade. We look forward to David’s continued leadership and vision in his new role as Executive Chairman.”

The Board has formed a search committee to identify a successor President and Chief Executive Officer and will retain an executive search firm to assist in the process.

About Carbonite

Carbonite (NASDAQ: CARB) keeps small businesses and home offices running smoothly. Carbonite offers a comprehensive suite of affordable services for data protection, recovery and anywhere, anytime access. More than 1.5 million customers, including 50,000 small businesses, trust Carbonite’s secure, easy-to-use cloud backup solutions and award-winning U.S.-based customer support. For more information, please visit Carbonite.com, connect with us on Twitter @carbonite or visit our Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, those risk factors discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

Media Contact

Megan Wittenberger

Carbonite

mwittenberger@carbonite.com

617-421-5687